                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Don Scifres ("Scifres") and Spectra Diode Laboratories, Inc. (the "Company"), and is effective as of the 17th day of July, 1992.
        The parties hereby agree as follows:

        1.     Period of Employment.

               The company will employ Scifres to render services to the company in the position and with the duties and responsibilities described in Section 2, for the compensation specified in Sections 3 and 4 and for the period commencing on the effective date of this Agreement and ending on termination as provided in
Section 5.

        2.     Position and Duties.

               Scifres accepts employment with the Company as its President, Chief Executive Officer and Chairman of the Board of Directors. As such, Scifres shall have overall responsibility for the management and operations of the Company, subject to the supervision and responsibilities of the Board of Directors. In addition, Scifres shall have the duties and responsibilities of the foregoing positions as set forth in the Bylaws of the Company. Any change in Scifres' position and/or duties hereunder or a change in the location at which he is to perform services hereunder which results in a commute for Scifres from his current residence in excess of 25 miles shall constitute a termination of this Agreement by the Company. Scifres shall report directly to the Board of Directors.

        3.     Compensation.

               (a) Base Salary. Scifres shall receive a base salary of $170,684 per year, payable in equal installments in accordance with the Company's current practices. The foregoing base salary shall be subject to annual increases on January 1 of each year during the term of this Agreement, as determined by the Board of Directors in its sole discretion.

               (b) Bonuses. The Board of Directors shall approve an annual operating plan for the Company. Scifres shall receive cash bonuses in connection with each audit of the Company's results of operations conducted by the Company's independent certified public accountants. Such audits shall be conducted at least annually. Scifres' bonuses shall be computed as follows, adjusted pro rata to reflect any audit period less than twelve (12) months (provided that the first audit conducted after the effective date of this Agreement shall be deemed to exclude the period October 1, 1991 0 December 31, 1991):

                      (i) 18.75% of Scifres' then-current base salary if the Company achieves at least 100% of the revenues specified in the operating plan(s) for the fiscal period covered by the audit;

                      (ii) 18.75% of his then-current base salary if the Company achieves at least 100% of the operating income before interest and taxes (excluding extraordinary items) specified in the operating plan(s) for the fiscal period covered by the audit;

                      (iii) 12.5% of his then-current base salary in the sole discretion of the Board of Directors. The Company's results of operations shall be determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles applied consistent with the practice for prior periods and shall be accompanied by an audit report of such accountants, which shall be reasonably acceptable to the Company's Board of Directors. Such bonuses shall be calculated and paid within thirty (30 days following delivery of the audit report. If the Company achieves revenues and/or net income before taxes (excluding extraordinary items) of at least 70% of the levels specified in the operating plan(s) for the fiscal period covered by the audit, the foregoing bonuses shall be paid, reduced on a straight-line basis to a zero bonus at 70% of plan. Bonuses shall be deemed earned with respect to each fiscal year (or portion thereof) during which Scifres has been employed hereunder as of the end of the fiscal period covered by the audit; such bonuses shall thereafter be paid on the dates set forth above, subject only to the determination of the Company's results of operations, whether or not employment hereunder has terminated.

               (c) Stock Option Grants. Scifres will be granted stock options under the Company's 1992 Stock Option Plan as follows: options for 183,550 shares of Common Stock vesting in equal monthly installments over one year from the date of consummation of the transaction described in Section 5(d); and options for 100,000 shares of Common Stock vesting in equal monthly installments over four years from such date; provided, however, that the number or four-year options shall be increased, in the event all one-year options budgeted by the Company (487,320 shares) are not awarded, by an amount (rounded to the nearest whole share) equal to 24.61% of the one-year options not awarded, up to a maximum of 22,500 additional shares. The foregoing options will have an exercise price of an exercise price of $1.75 per share and will otherwise have the terms and conditions prescribed under the Company's 1992 Stock Option Plan.

        4.     Benefits.

               (a) General. Scifres will continue to receive all employee benefits to which he is currently entitled, consisting of (i) those benefits made generally available to the Company's employees, and (ii) the benefits described in the attachments to the letter dated January 3, 1991 from Scifres to Frank Squires (a copy of which is attached hereto). In addition, Scifres shall receive in the future any and all benefits generally made available to the Company's executive personnel. The foregoing shall include, without limitation, stock purchase and stock option plan grants, with the number of shares, if any, covered by such grants determined by the Board of Directors in its sole discretion. The Company shall reimburse Scifres for reasonable travel and other business expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies in this regard.

               (b) Life Insurance. During the term of this Agreement and for a period of twenty-four (24) months thereafter (subject to reduction as provided in section 5), the Company will maintain an insurance policy on Scifres' life in an amount equal to two (2) times his then-current base salary. The proceeds of the foregoing insurance policy shall be payable to such beneficiaries as Scifres may designate from time to time or, in the absence of a designation, to his estate.

               (c) Board Seat. During the term of Scifres' employment hereunder, Scifres shall be entitled to serve as a member of the Company's Board of Directors pursuant to the terms of the Voting Agreement of even date herewith.

               (d) Post-Termination. For a period of twenty-four (24) months (subject to reduction as provided in Section 5) following the termination of Scifres' employment pursuant to this Agreement: (i) during the COBRA period, the Company will reimburse Scifres (including a gross-up to compensate Scifres for any taxes payable with respect to such reimbursement) for all amounts payable by Scifres to retain medical benefits under COBRA, provided that during the COBRA period Scifres will (as defined below), Scifres shall be entitled to the following benefits (subject to reduction as provided below):

                      (i) A lump sum payment (payable within thirty (30) days of termination) of twenty-four (24) months' salary based on his then-current base salary;

                      (ii) Acceleration of vesting, by twenty-four (24) additional months from such date of termination, under all outstanding stock options and stock purchase, stock appreciation and similar rights then held by Scifres; and

                      (iii) An amount, payable for twenty-four (24) months commencing on the effective date of termination of Scifres' employment, equal to 4.1666% of his then-current base salary.

               For each full month occurring after the effective date of this Agreement and prior to the first anniversary thereof, the time periods in clauses (i), (ii) and (iii) above and in Sections 4(b) and 4(d) shall each be reduced by one (1) month. As a result of this Agreement, the time periods in clauses (i), (ii) and (iii) above and in Sections 4(b) and 4(d) shall be reduced to twelve (12) months. The reduction in the time periods set forth in the preceding sentence to twelve (12) months shall also come effect as of the closing of the Company's initial underwritten offering of shares of its Common Stock to the general public.

               (c) Subsequent to the termination of Scifres' employment thereunder, the payments and benefits provided for in

Sections 4 (b) and 4 (d) and subsection 5 (b) (iii) shall terminate at such time, if any, as Scifres commences full-time employment whereby he can obtain group health and disability benefits (including coverage for preexisting conditions) and life insurance benefits comparable to those to which he is entitled hereunder. The Company's obligations and Scifres' rights under subsections 5 (b) (i) and 5 (b) (ii) shall not be affected by Scifres' commencement of new employment.

               (d) In the event the Company terminates Scifres' employment pursuant to subsection (a) above for cause, the Company's repurchase rights under the stock option (183,550 shares) with a one-year vesting period referenced in Section 3 (c) shall lapse in full. "Cause" shall be limited solely to (i) Scifres' gross abdication of his duties hereunder (other than due to illness or personal family problems), which conduct remains uncured for a period of at least 30 days following written notice thereof to Scifres.

               (e) This Agreement shall terminate upon Scifres' death or permanent disability. In such event, and in addition to all other benefits to which Scifres is then entitled under this Agreement or the Company's benefits plans, Scifres (or his estate) shall be entitled to receive the benefits provided for under Section 5 (b).

               (f) In the event there is a "change of control" of the Company, and if Scifres shall thereafter terminate this Agreement, Scifres shall be entitled to receive the benefits provided for under Section 5 (b). For purposes of this Section 5 (d), a "change of control" of the Company shall be deemed to have occurred if, after the effective date of this Agreement, any person or entity, including a "group" as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of more than 50% of the securities of the Company having the right to vote for the election of directors. Neither (a) the acquisition by Sprout Group and/or Brinson Partnars, Inc., or their affiliates or entities managed or advised by them (the "Investors"), of securities of the Company in accordance with the Letter of Intent dated June 22, 1992, nor (b) the transfer of such shares to the limited or general partners or shareholders, as applicable, of any of the Investors shall be deemed to be a "change of control" of the Company. The provisions of this section 5 (f) shall terminate on the closing of the Company's initial underwritten offering of shares of its Common Stock to the general public.

6.  Miscellaneous.

        (a) Notices under this Agreement shall be in writing and shall be deemed given when delivered in person or three (3) days following deposit in the United States Mail, postage prepaid, certified or return receipt requested, and addressed as follows:

           If to Scifres:      XXXXXXXXXXX

           If to the Company:  80 Rose Orchard Way
                               San Jose, California  95134
                               Attention: Corporate Secretary

The foregoing addresses may be changed by notice in accordance with this subsection (a).

        (b) The prevailing party in any action to enforce the terms of this Agreement shall be entitled to reimbursement from the other party for its costs and expenses (including reasonable attorneys' fees) in connection therewith.

        (c) The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Scifres by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The offer letter dated June 13, 1983 is superseded by this Agreement and shall be of no further force or effect. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms (except that Scifres shall be bound by his Invention and Confidential Information Agreement with the Company in accordance with its terms) and that no extrinsic evidence whatsoever may be produced in any legal proceeding involving this Agreement. This Agreement may be amended, and the observance of any of its terms may be waived, only by a writing signed by the party to be charged with such amendment or waiver.

        (d) If any prevision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

        (e) The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its rules regarding conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

EMPLOYEE                                SPECTRA DIODE LABORATORIES, INC.


By   /S/ Don Scifres                    By    /S/ John Melton
   ---------------------------             ------------------------------

                                    AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

               THIS AMENDMENT ("Amendment") is entered into with respect to the Employment Agreement by and between Don Scifres and Spectra Diode Laboratories, Inc., dated as of July 17, 1992 (the "Agreement").

        The parties hereby agree as follows:

        A. Amendment. There is added to Section 3 (c) of the Agreement the following:

                  "In the event that the accelerated venting of Scifres' option shares in connection with a change in the control of the company (as defined in Section 5 (f) below), results in the imposition of excise taxes on Scifres under Section 4999 of the Internal Revenue Code ("Code") (and corresponding provisions of applicable state tax law), the Company agrees to pay Scifres a cash bonus calculated as follows: (a) if more than 75% of the voting power of all outstanding stock of the Company is held, as of the record date on which the approval of the Company's shareholders is solicited with respect to such transaction, by the Investors (as defined in Section 5
                  (f) below), then the cash bonus shall equal the excise taxes imposed on Scifres under Section 4999 of Code (and corresponding provisions of applicable state tax law) as a result of the accelerated vesting of the option shares and other "parachute payments" (as that term is defined by Code
                  Section 280G (b) (2)) received by Scifres in connection with such change in control (including, without limitation, the bonus provided for in this Section 3 (c)), or (b) if the Investors hold 75% or less of the voting powers of all outstanding stock of the company at that time, then the cash bonus shall equal the lesser of (i) the amount determined under clauses (a), or (ii) $100,000.

        2. Continuing Effect. Except as provide in this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of February 17, 1993.


                                        SPECTRA DIODE LABORATORIES, INC.



                                        By:  /s/ John P. Melton
                                             -----------------------------------


                                             /s/ Don Scifres
                                        ----------------------------------------
                                                 Don Scifres

                                SECOND AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT ("Amendment") is entered into with respect to the Employment Agreement by and between Don Scifres and SDL, Inc., dated as of July 17, 1992, as amended as of February 1993 (as amended, the "Agreement").

        The parties hereby agree as follows:

        1. Amendment. Section 3(b) of the Agreement is amended to read in its entirety as follows:

            "Bonuses. The Board of Directors shall approve an annual operating plan for the Company. Scifres has shall receive cash bonuses in connection with each audit of the Company's results of operations conducted by the Company's independent certified public accountants. Such audits shall be conducted at least annually. Scifres' bonuses shall be computed as provided in the matrix attached to this Amendment as Exhibit A, provided that (i) such bonuses shall be adjusted pro rata to reflect any audit period less than twelve (12) months, and (ii) with respect to Note 3 of Exhibit A, Scifres' bonus will be 50% of his then current base salary times the matrix factor. The Company's results of operations shall be determined by the Company's independent certified public accountants in accordance with general accepted accounting principles applied consistent with the practice for prior periods and shall be accompanied by an audit report of such accountants, which shall be reasonably acceptable to the Company's Board of Directors. Such bonuses shall be calculated and paid within thirty (30) days following delivery of the audit report. Bonuses shall be deemed earned with respect to each fiscal year (or portion thereof) during which Scifres has been employed hereunder as of the end of the fiscal period covered by the audit; such bonuses shall thereafter be paid on the dates set forth above, subject only to the determination of the company's results of operations, whether or not employment hereunder has terminated."

        2. Effectiveness. The foregoing amendment of the Agreement shall be effective as of January 1, 1994.

        3. Continuing Effect. Except as provided in this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of July 29, 1994.


                                    SDL, INC.


                                    BY     /S/  John P. Melton
                                        ----------------------------------


                                    Don Scifres

                                           /S/ Don Scifres
                                    --------------------------------------

------------------------------------------------------------------------------------------
         80    84    88     92    96    100    104   108   112    116   120   124    128
------------------------------------------------------------------------------------------
70       0     0.1   0.2    0.3   0.4   0.5    0.6   0.7   0.7    0.7   0.7   0.7    0.7
------------------------------------------------------------------------------------------
76       0.1   0.2   0.3    0.4   0.5   0.6    0.7   0.8   0.9    0.9   0.9   0.9    0.9
------------------------------------------------------------------------------------------
82       0.2   0.3   0.4    0.5   0.6   0.7    0.8   0.9   1.0    1.1   1.1   1.1    1.1
------------------------------------------------------------------------------------------
88       0.3   0.4   0.5    0.6   0.7   0.8    0.9   1.0   1.1    1.2   1.3   1.3    1.3
------------------------------------------------------------------------------------------
94       0.4   0.5   0.6    0.7   0.8   0.9    1.0   1.1   1.2    1.3   1.4   1.5    1.6
------------------------------------------------------------------------------------------
100      0.5   0.6   0.7    0.8   0.9   1.0    1.1   1.2   1.3    1.4   1.5   1.6    1.7
------------------------------------------------------------------------------------------
106      0.6   0.7   0.8    0.9   1.0   1.1    1.2   1.3   1.4    1.5   1.6   1.7    1.8
------------------------------------------------------------------------------------------
112      0.7   0.8   0.9    1.0   1.1   1.2    1.3   1.4   1.5    1.6   1.7   1.8    1.9
------------------------------------------------------------------------------------------
118      0.7   0.9   1.0    1.1   1.2   1.3    1.4   1.5   1.6    1.7   1.8   1.9    2.0
------------------------------------------------------------------------------------------
124      0.7   0.9   1.1    1.2   1.3   1.4    1.5   1.6   1.7    1.8   1.9   2.0    2.1
------------------------------------------------------------------------------------------
130      0.7   0.9   1.1    1.3   1.4   1.5    1.6   1.7   1.8    1.9   2.0   2.1    2.2
------------------------------------------------------------------------------------------
136      0.7   0.9   1.1    1.3   1.5   1.6    1.7   1.8   1.9    2.0   2.1   2.2    2.3
------------------------------------------------------------------------------------------
142      0.7   0.9   1.1    1.3   1.5   1.7    1.8   1.9   2.0    2.1   2.2   2.3    2.4
------------------------------------------------------------------------------------------
148      0.7   0.9   1.1    1.3   1.5   1.7    1.9   2.0   2.1    2.2   2.3   2.4    2.5
------------------------------------------------------------------------------------------
154      0.7   0.9   1.1    1.5   1.5   1.7    1.9   2.1   2.2    2.3   2.4   2.5    2.6
------------------------------------------------------------------------------------------


NOTE

1. Payments will be made on a continuous linear scale between points to avoid trying to meet arbitrary increments in the above matrix.

2. Operating income is defined as "Income Before Interest and Taxes" as Greg Lindholm has provided in the past (excluding non-operating expense, e.g., stock option extension, comp. expense).

3. Vice Presidents' bonus will be 15% of salary times the matrix factor and up to 10% of salary at the discretion of the Board.